                                                                    Exhibit 99.2


                              METALDYNE CORPORATION
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                       JUNE 30, 2002 AND DECEMBER 31, 2001
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                           (UNAUDITED)       DECEMBER 31,
                                                                                          JUNE 30, 2002          2001
                                                                                          -------------          ----
                                         ASSETS
Current assets:
  Cash and cash investments.............................................................        $10,760               $--
  Receivables, net......................................................................        232,070           104,160
  Inventories...........................................................................         74,050           162,660
  Deferred and refundable income taxes..................................................          4,060            13,630
  Prepaid expenses and other assets.....................................................         56,250            29,330
                                                                                             ----------        ----------
    Total current assets................................................................       $377,190           309,780
Restricted cash.........................................................................         77,000                --
Equity and other investments in affiliates..............................................        186,160            17,130
Property and equipment, net.............................................................        662,880           921,440
Excess of cost over net assets of acquired companies....................................        522,270         1,038,810
Intangibles and other assets............................................................        298,130           666,530
                                                                                             ----------        ----------
     Total assets.......................................................................     $2,123,630        $2,953,690
                                                                                             ==========        ==========
                                     LIABILITIES

Current liabilities:
  Accounts payable......................................................................       $167,100          $169,160
  Accrued liabilities...................................................................         82,360           188,840
  Current maturities, long-term debt....................................................          4,350            42,700
                                                                                             ----------        ----------
    Total current liabilities...........................................................       $253,810          $400,700
Long-term debt..........................................................................        418,140         1,096,060
Subordinated debentures.................................................................        407,910           262,860
Deferred income taxes...................................................................        168,510           337,760
Other long-term liabilities.............................................................        117,200           146,420
                                                                                             ----------        ----------
     Total liabilities..................................................................     $1,365,570        $2,243,800
                                                                                             ----------        ----------
Redeemable preferred stock, 545,154 shares outstanding..................................         58,670            55,160
Redeemable restricted common stock, 1.7 million and 2.6 million shares
  outstanding respectively..............................................................         32,640            32,760
Less: Restricted unamortized stock awards...............................................         (4,690)          (12,060)
                                                                                             ----------       ----------
     Total redeemable stock.............................................................        $86,620            75,860
                                                                                             ----------        ----------
                                SHAREHOLDERS' EQUITY

Preferred stock (non-redeemable), $1 par:
  Authorized 25 million; Outstanding: None..............................................             --                --
Common stock, $1 par:
  Authorized: 250 million; Outstanding: 42.6 million....................................         42,650            42,570
Paid-in capital.........................................................................        681,050           679,670
Accumulated deficit.....................................................................        (85,090)          (76,440)
Accumulated other comprehensive income (loss)...........................................         32,830           (11,770)
                                                                                             ----------        ----------
     Total shareholders' equity.........................................................        671,440           634,030
                                                                                             ----------        ----------
     Total liabilities, redeemable stock and shareholders' equity.......................     $2,123,630        $2,953,690
                                                                                             ==========        ==========


The accompanying notes are an integral part of the consolidated condensed financial statements.

                              METALDYNE CORPORATION
                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
            FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2002 AND 2001
                 (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


                                                                   THREE MONTHS ENDED                SIX MONTHS ENDED
                                                                         JUNE 30                          JUNE 30
                                                                       (UNAUDITED)                      (UNAUDITED)
                                                                   2002            2001             2002             2001
                                                                   ----            ----             ----             ----
Net sales..................................................      $530,460         $572,780       $1,090,330      $1,128,910
Cost of sales..............................................      (424,110)        (454,230)        (872,530)       (904,020)
                                                                 ---------        ---------      ----------      ----------

    Gross profit...........................................       106,350          118,550          217,800         224,890
Selling, general and administrative expenses...............       (59,270)         (67,580)        (125,670)       (138,870)
Legacy restricted stock award expense......................        (1,080)          (1,760)          (3,160)         (3,530)
                                                                 ---------        --------       ----------      ----------
    Operating profit.......................................        46,000           49,210           88,970          82,490
Other expense, net:
  Interest expense.........................................       (28,500)         (37,570)         (56,620)        (80,140)
  Loss on interest rate arrangements upon early
    retirement of term loans...............................        (7,550)              --           (7,550)             --
  Equity gain (loss) from affiliates, net..................         2,780             (440)           2,330          (1,020)
  Other, net...............................................        (7,270)          (9,120)         (12,300)        (15,230)
                                                                 ---------        --------       ----------      ----------
    Other expense, net.....................................       (40,540)         (47,130)         (74,140)        (96,390)
                                                                 ---------        --------       ----------      ----------
Income (loss) before income taxes and
  extraordinary item.......................................         5,460            2,080           14,830         (13,900)
Income taxes (credit)......................................       (17,720)           2,790          (14,210)           (620)
                                                                 ---------        --------       ----------      ----------
Income (loss) before extraordinary item....................        23,180             (710)          29,040         (13,280)
Extraordinary loss on repurchase of debentures
  and early retirement of term loans, net of taxes
  of $21,920...............................................       (34,290)              --          (34,290)             --
                                                                 ---------        --------       ----------      ----------
Net loss...................................................       (11,110)            (710)          (5,250)        (13,280)
Preferred stock dividends..................................         1,700            1,170            3,400           2,340
                                                                 ---------        --------       ----------      ----------
  Loss attributable to common stock........................      $(12,810)         $(1,880)         $(8,650)       $(15,620)
                                                                 =========        ========       ==========      ==========

Basic earnings (loss) per share:
  Before extraordinary loss less preferred stock...........          $.50            $(.04)            $.60           $(.37)
  Extraordinary loss.......................................          (.80)              --             (.80)             --
                                                                 ---------        --------       ----------      ----------
  Net loss attributable to common stock....................         $(.30)           $(.04)           $(.20)          $(.37)
                                                                 =========        ========       ==========      ==========

Diluted earnings (loss) per share:
  Before extraordinary loss less preferred stock...........          $.48            $(.04)            $.58           $(.37)
  Extraordinary loss.......................................          (.77)              --             (.77)             --
                                                                 ---------        --------       ----------      ----------
  Net loss attributable to common stock....................         $(.29)           $(.04)           $(.19)          $(.37)
                                                                 =========        ========       ==========      ==========



The accompanying notes are an integral part of the consolidated condensed financial statements.

                              METALDYNE CORPORATION
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2002 AND 2001
                             (DOLLARS IN THOUSANDS)

                                                                                                    SIX MONTHS ENDED
                                                                                                         JUNE 30
                                                                                                         -------
                                                                                                       (UNAUDITED)
                                                                                                  2002              2001
                                                                                                  ----              ----
OPERATING ACTIVITIES:
  Income before extraordinary item.....................................................          $29,040          $(13,280)
  Adjustments to arrive at cash provided by (used for) operating activities:
    Depreciation and amortization in operating profit..................................           58,930            82,320
    Legacy stock award expense.........................................................            3,160             3,530
    Debt fee amortization..............................................................            3,410             3,600
    Deferred income taxes..............................................................            3,040            (5,230)
    Non-cash interest expense (interest accretion).....................................            8,900             8,350
    Loss on interest rate arrangements upon early retirement of debt...................            7,550                --
    Tax refund receivable..............................................................          (20,000)               --
    Other, net.........................................................................              860             2,600
    Changes in current assets and liabilities:
     Accounts receivable...............................................................          (71,230)          (56,140)
     Net proceeds from and repayments of accounts receivable sale......................         (167,360)           44,730
     Inventory.........................................................................           (3,400)           26,390
     Prepaid expenses and other current assets.........................................           (3,090)           31,470
     Accounts payable and accrued expenses.............................................           32,440           (14,690)
                                                                                               ---------           -------
       Total change in current assets and liabilities..................................         (212,640)           31,760
                                                                                               ---------           -------
  Net cash provided by (used for) operating activities.................................         (117,750)          113,650
                                                                                               ---------           -------
INVESTING ACTIVITIES:
  Capital expenditures.................................................................          (57,210)          (64,790)
  Acquisition of business, net of cash received........................................               --           (83,320)
  Disposition of business..............................................................          840,000                --
  Proceeds from sale/leaseback of fixed assets.........................................           33,370            36,440
  Other, net...........................................................................            (500)            (3,580)
                                                                                               ---------           -------
  Net cash provided by (used for) investing activities.................................          815,660          (115,250)
                                                                                               ---------           -------
FINANCING ACTIVITIES:
  Proceeds from borrowings.............................................................          925,400            69,490
  Principal payments on borrowings.....................................................       (1,519,950)          (76,780)
  Restricted cash related to the convertible subordinated notes........................          (77,000)               --
  Capitalization of debt refinancing fees..............................................          (11,590)               --
  Issuance of common stock.............................................................            1,270                --
  Penalties on early extinguishment of debt............................................           (6,480)               --
  Other, net...........................................................................            1,200            (2,010)
                                                                                               ---------           -------
  Net cash used for financing activities...............................................         (687,150)           (9,300)
                                                                                               ---------           -------
Net increase (decrease) in cash........................................................           10,760           (10,900)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD.........................................               --            26,320
                                                                                               ---------           -------
CASH AND CASH EQUIVALENTS, END OF PERIOD...............................................          $10,760           $15,420
                                                                                               =========           =======
Supplementary cash flow information:

  Cash paid (refunded) for income taxes, net...........................................            9,200            (9,750)
  Cash paid for interest...............................................................           65,420            72,710



The accompanying notes are an integral part of the consolidated condensed financial statements.

                              METALDYNE CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1. BUSINESS AND OTHER INFORMATION

    We ("Metaldyne" or the "Company") are a leading global manufacturer of highly engineered metal components for the global light vehicle market. Our products include metal-formed and precision-engineered components and modular systems used in vehicle transmission, engine and chassis applications.

    In the opinion of Company management, the unaudited financial statements contain all adjustments, including adjustments of a normal recurring nature, necessary to present fairly the financial position, results of operations and cash flows for the periods presented. These statements should be read in conjunction with the Company's financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (the "2001 Form 10K"). The results of operations for the six-month period ended June 30, 2002 are not necessarily indicative of the results for the full year.

    The Company's fiscal year ends on the Sunday nearest December 31. The Company's fiscal quarters end on the Sundays nearest March 31, June 30, and September 30. All year and quarter references relate to the Company's fiscal year and fiscal quarters unless otherwise stated.

    As described in Note 1 to our financial statements included in our 2001 Form 10K, we had a change in accounting basis relating to our November 2000 Recapitalization. The three months and six months ended June 30, 2001 financial information included herein, reflect the retroactively adopted effect of this change in accounting basis.

    Certain prior period amounts have been reclassified to conform with current period presentation.


2. DISPOSITION OF BUSINESS

    On June 6, 2002, the Company sold TriMas Corporation ("TriMas") common stock to Heartland Industrial Partners, L.P. ("Heartland") and other investors amounting to approximately 66% of the fully diluted common equity of TriMas. The Company retained approximately 34% of the fully diluted common equity of TriMas in the form of common stock and a presently exercisable warrant to purchase shares of TriMas common stock at a nominal exercise price. Pursuant to the terms of a stock purchase agreement, Heartland and the other investors invested approximately $265 million in cash in TriMas to acquire the 66% interest. In connection with the investment, TriMas entered into a senior credit facility and a receivables facility and issued senior subordinated notes due 2012. TriMas used borrowings under the senior credit facility and proceeds from the issuance of the notes to repay borrowings made by its subsidiaries under the Company's credit agreement, to repay certain debt that was owed to the Company and to repurchase TriMas originated receivables balances under the Company's receivables facility. In addition, prior to the closing, TriMas declared and paid a cash dividend to the Company equal to the difference between $840 million and the aggregate amount of such debt repayment and receivables repurchase. Consequently, as a result of the investment and the other transactions, the Company (1) received $840 million in the form of cash, debt reduction and reduced receivables facility balances and (2) received or retained common stock and a warrant in TriMas representing the Company's 34% retained interest.

    As Heartland is the Company's controlling shareholder, this transaction was accounted for as a reorganization of entities under common control and accordingly no gain or loss has been recognized. The equity investment in TriMas recorded at June 30, 2002 may be adjusted to reflect finalization of certain estimates on the date of closing.

                              METALDYNE CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The assets and liabilities of TriMas at June 6, 2002 consisted of the following (of which the Company retained a 34% interest) (in thousands):

    Current assets....................................       $249,970
    Property and equipment, net.......................        240,480
    Goodwill..........................................        527,820
    Intangibles and other assets......................        320,300
                                                           ----------

    Total assets......................................     $1,338,570
    Current liabilities...............................       $148,330
    Non-current liabilities...........................        611,100
                                                           ----------

    Total liabilities.................................       $759,430
    Net assets........................................       $579,140
                                                           ==========


    TriMas is included in the Company's financial results through the date of this transaction. Going forward, the Company will account for its 34% retained interest in TriMas under the equity method of accounting. The combined results of operations for the six months ended June 30, 2002 for Saturn Electronics & Engineering, Inc. and the one month ended June 30, 2002 for TriMas and financial position of TriMas and Saturn, the Company's equity-basis investments in affiliated companies, are summarized below at June 30, 2002 (in thousands):

    Results of Operations information:

    Net Sales........................        $250,600
    Gross Profit.....................          65,450
    Net Income.......................           6,850


Financial position information:

    Current assets....................................        $338,650
    Non-current assets................................       1,211,300
    Current liabilities...............................         277,460
    Non-current liabilities...........................         833,960
    Net assets........................................        $438,540

    The purpose of the TriMas divestiture was to allow the Company to repay some of its debt maturing in 2003, defer some of its credit facility amortization by repaying term debt with the proceeds in forward order of maturity, enhance its liquidity and allow it to focus on its core automotive businesses while retaining an interest in TriMas. As a result of the transaction, after payment of expenses, the Company or TriMas repaid approximately $496 million of term debt under Metaldyne's senior credit facility, repurchased approximately $128 million of its 4.5% convertible subordinated debentures due 2003, and reduced outstanding balances under the Company's receivables facility by approximately $136 million (of which approximately $86 million relates to the elimination of the TriMas receivables base). Using additional proceeds from the TriMas transaction, the Company recently announced a tender offer to purchase up to approximately $78 million aggregate principal amount of its 4.5% convertible subordinated debentures due 2003. Upon completion of this offering, we expect to incur an approximate $8 million extraordinary loss on the extinguishment of this debt. Approximately $77 million of the proceeds has been designated as restricted at June 30, 2002 (this represents excess available cash from the TriMas divestiture to satisfy the above tender offer). The Company expects to complete this tender offer in the third quarter, and expects the remaining outstanding face value of these 4.5% subordinated notes to approximate $100 million after that time.

                              METALDYNE CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


3. DEBT REFINANCING

    On June 20, 2002, the Company entered into two arrangements to refinance its long-term debt. In the first arrangement, the Company issued $250 million of 11% senior subordinated notes due 2012 in a private placement under Rule 144A of the Securities Act of 1933, as amended.

    In connection with the 11% senior subordinated notes offering described above, the Company also amended and restated its credit facility to replace its original tranche A, B and C term loans with a new $400 million tranche D term loan payable in semi-annual installments of $0.5 million with the remaining outstanding balance due December 31, 2009. In addition to the term loan, the credit facility also includes a revolving credit facility with a total principal amount commitment of $250 million. Both the senior revolving credit facility and the senior term loan facility mature December 31, 2009. The obligations under the credit facility are collateralized by substantially all of the Company's assets and are guaranteed by substantially all of the Company's domestic subsidiaries.

    In conjunction with the above senior subordinated debt offering and the amended credit agreement, the Company repaid the outstanding balance on its tranche A, B and C term loan facilities. The Company's long-term debt is summarized below.



                                                                                                (In millions)
                                                                                         JUNE 30,          DECEMBER 31,
                                                                                           2002                 2001
                                                                                           ----                 ----
Senior credit facilities:

  Tranche A term loan facility......................................................         --                 $449
  Tranche B term loan facility......................................................         --                  478
  Tranche C term loan facility......................................................         --                  185
  Tranche D term loan facility......................................................       $400                   --
  Revolving credit facility.........................................................         --                   --
                                                                                           ----               ------
Total senior credit facility........................................................       $400               $1,112
  11% senior subordinated notes, due 2012...........................................        250                   --
  4.5% convertible subordinated debentures, due 2003................................        158                  263
  Other debt........................................................................         22                   27
                                                                                           ----               ------
Total debt..........................................................................        830                1,402
Less current maturities.............................................................           (4)               (43)
                                                                                           ----               ------
Long-term debt......................................................................       $826               $1,359
Cash and cash equivalents...........................................................         11                   --
Restricted cash.....................................................................         77                   --
                                                                                           ----               ------
Net long-term debt..................................................................       $738               $1,359
                                                                                           ====               ======


    As a result of the refinancing described above, the Company cancelled its $100 million subordinated loan commitment from Masco Corporation. This commitment had been established for use in the event that funds were not otherwise available to satisfy principal obligations under the 4.5% convertible subordinated debentures at maturity. As a result of the large prepayment of this obligation, the commitment from Masco Corporation was deemed unnecessary.

    Borrowings under the credit facility will bear interest, at our option, at either: o A base rate used by JPMorgan Chase Bank, plus an applicable margin; or

    o A eurocurrency rate on deposits for one, two, three or nine month periods (or nine or twelve month periods if, at the time of the borrowing, all lenders agree to make such a duration available), plus the applicable margin.

                              METALDYNE CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

    The applicable margin on loans is subject to change depending on the Company's leverage ratio and is presently 2.75% on base rate loans and 3.75% on eurocurrency loans.

    The credit facility contains negative and affirmative covenants and requirements affecting us and our subsidiaries, including, among other things, restrictions on incurring new debt, capital expenditures, investments and asset sales, and maintenance of certain financial ratios. The Company was in compliance with these covenants at June 30, 2002.

    In connection with the Company's early retirement and refinancing of its prior credit facility, it incurred one-time charges totaling $63.6 million, including prepayment penalties, write-offs of capitalized debt issuance costs, a write-off of the unamortized discount on the 4.5% subordinated debenture and losses realized on interest rate arrangements associated with the term loans. A loss of $7.5 million is reflected as a "Loss on interest rate arrangements upon early retirement of term loans" in the Company's consolidated statement of operations for the six months ended June 30, 2002 (see Note 4). The remaining $56.1 million of costs are reflected, net of the associated tax benefit of $21.9 million, as an "Extraordinary loss on repurchase of debentures and early retirement of term loans" in the Company's consolidated statement of operations.

    The Company capitalized $9.1 million and $2.4 million of debt issuance costs associated with the 11% senior subordinated notes due 2012 and the amended and restated credit facility, respectively. These debt issuance costs consist primarily of legal fees and facility fees paid to the lenders. The $9.1 million and $2.4 million of costs are being amortized based on the effective interest method over the 10-year term of the 11% senior subordinated notes due 2012 and the 7 1/2-year term of the term loan agreement, respectively. The unamortized balances of $9.1 million related to the senior subordinated notes and $2.4 million related to the amended and restated credit facility are included in "Other assets" in the Company's consolidated balance sheet as of June 30, 2002.


4. DERIVATIVE FINANCIAL INSTRUMENTS

    The Company manages its exposure to changes in interest rates through the use of interest rate protection agreements. These interest rate derivatives are designated as cash flow hedges. The effective portion of each derivative's gain or loss is initially reported as a component of other comprehensive income and subsequently reclassified into earnings when the forecasted transaction affects earnings. The Company does not use derivatives for speculative purposes.

    The Company has entered into interest rate protection agreements with various financial institutions to hedge a portion of its interest rate risk related to the term loan borrowings under its credit facility. These agreements include two interest rate collars with a term of three years, a total notional amount of $200 million, and a three month LIBOR interest rate cap and floor of 7% and approximately 4.5%, respectively. The agreements also include four interest rate caps at a three month LIBOR interest rate of 7% with a total notional amount of $348 million. As a result of the Company's early retirement of its term loans in June 2002 (see Note 3), a cumulative non-cash loss of $7.5 million was recorded in the second quarter and is reflected as a "Loss on interest rate arrangements upon early retirement of term loans" in the Company's consolidated statement of operations for the six months ended June 30, 2002. The two interest rate collars and two of the interest rate caps totaling $200 million were immediately redesignated to the Company's new tranche D term note in June 2002, resulting in a cumulative unrealized gain of $1 million as of June 30, 2002 which is included in other comprehensive income in the Company's consolidated balance sheet. The remaining two interest rate caps totaling $148 million no longer qualify for hedge accounting. Therefore, any unrealized gain or loss is recorded as other income or expense in the consolidated statement of operations beginning June 20, 2002.

                              METALDYNE CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


5. ACCOUNTS RECEIVABLE SECURITIZATION

    The Company has entered into an arrangement to sell, on an ongoing basis, the trade accounts receivable of substantially all domestic business operations to MTSPC, Inc. ("MTSPC"), a wholly owned subsidiary of the Company. MTSPC from time to time may sell an undivided fractional ownership interest in the pool of receivables up to approximately $225 million to a third party multi-seller receivables funding company. The net proceeds of sale are less than the face amount of accounts receivable sold by an amount that approximates the purchaser's financing costs, which amounted to a total of $3.3 million for the six months ended June 30, 2002, and is included in other expense in the Company's consolidated statement of operations. At June 30, 2002, the Company's funding under the facility was zero with $102 million available but not utilized. At December 31, 2001, the Company funded approximately $167 million under the facility. The discount rate at June 19, 2002 was 2.85% compared to 3.02% at December 31, 2001. The usage fee under the facility is 1.5%. In addition, the Company is required to pay a fee of 0.5% on the unused portion of the facility.


    6. NEW ACCOUNTING PRONOUNCEMENTS

    GOODWILL AND OTHER INTANGIBLE ASSETS Effective January 1, 2002, we adopted Statement of Financial Accounting Standards (SFAS) No. 142, "Goodwill and Other Intangible Assets" and ceased the amortization of goodwill. At June 30, 2002, our unamortized goodwill balance was approximately $522 million. The Company's Step 1 test as required by SFAS No. 142 indicated a carrying value in excess of fair value relating to the TriMas reporting units at January 1, 2002. The Company will be completing the more detailed Step 2 analysis and recording the required adjustment, if any, by the end of fiscal 2002.

    Additionally we have completed our assessment for the Automotive Group which has indicated that the fair value of these units exceed their corresponding carrying value which we have determined based upon the discounted estimated future cash flows of the reporting units.

    The following table summarizes the effect on net loss and basic and diluted loss per share as a result of excluding amortization expense related to goodwill that is no longer being amortized for the three and six months ended June 30, 2001. The three and six months ended June 30, 2002 are included for comparison purposes.


                                                                                       (In thousands)
                                                                        THREE MONTHS                     SIX MONTHS
                                                                       ENDED JUNE 30                   ENDED JUNE 30
                                                                       -------------                   -------------
                                                                      2002           2001            2002            2001
                                                                      ----           ----            ----            ----
    Income (loss) before extraordinary item .....................    $ 23,180       $   (710)      $ 29,040       $(13,280)
    Loss on early extinguishment of debt, net of income
     taxes ......................................................     (34,290)            --        (34,290)            --
                                                                     --------       --------       --------       --------
    Net loss ....................................................     (11,110)          (710)        (5,250)       (13,280)
                                                                     --------       --------       --------       --------
    Add back: goodwill amortization .............................          --         11,650             --         19,110
                                                                     --------       --------       --------       --------

    Net income (loss), as adjusted ..............................     (11,110)        10,940         (5,250)         5,830
    Less: Preferred stock dividends .............................       1,700          1,170          3,400          2,340
                                                                     --------       --------       --------       --------
    Net income (loss) attributable to common stock, as
     adjusted ...................................................    $(12,810)      $  9,770       $ (8,650)      $  3,490
                                                                     ========       ========       ========       ========
    Basic earnings (loss) per share, as adjusted ................    $  (0.30)      $  (0.23)      $  (0.20)      $   0.08
                                                                     ========       ========       ========       ========
    Diluted earnings (loss) per share, as adjusted ..............    $  (0.29)      $  (0.23)      $  (0.19)      $   0.08
                                                                     ========       ========       ========       ========

    Except for the divestiture of TriMas, there has been no significant change in amortizable intangible assets disclosed in the Company's 2001 Form 10K. Amortization expense of $17 million was reported during the six months ended June 30, 2002.

Acquired Intangible Assets

                                                    As of June 30, 2002
                                           ------------------------------------
                                           Gross Carrying          Accumulated
                                               Amount              Amortization
                                           --------------          ------------
Amortized intangible assets

Customer Contracts                             91,000                (15,900)
Technology and Other                          159,150                (18,080)
                                             --------                -------

   Total                                      250,150                (33,980)
                                             ========                =======

Aggregate Amortization Expense:

For the six months ended June 30, 2002                                16,650

Estimated Amortization Expense:

For the year ended December 31, 2002                                  27,380
For the year ended December 31, 2003                                  21,460
For the year ended December 31, 2004                                  21,460
For the year ended December 31, 2005                                  21,060
For the year ended December 31, 2006                                  21,060


Goodwill

The changes in the carrying amount of goodwill for the six months ended June 30, 2002 are as follows:

                                           Chassis      Driveline     Engine        TriMas         Total
                                           -------      ---------     ------        ------         -----
Balance as of January 1, 2002              71,600        277,600      147,740       541,870      1,038,810

Exchange impact from foreign currency                     25,330                                    25,330

TriMas divestiture                            -             -            -         (541,870)      (541,870)
                                           -------      ---------     -------       -------        -------
Balance as of June 30, 2002                71,600        302,930      147,740          -           522,270
                                           =======      =========     =======       =======        =======

                              METALDYNE CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


    ACCOUNTING FOR ASSET RETIREMENT OBLIGATIONS

    The Financial Accounting Standards Board approved the issuance of SFAS No. 143, "Accounting for Asset Retirement Obligations" in June 2001, which is effective January 1, 2003. SFAS No. 143 requires that an existing legal obligation associated with the retirement of a tangible long-lived asset be recognized as a liability when incurred and the amount of the liability be initially measured at fair value. The Company is currently reviewing the provisions of SFAS No. 143 and assessing the impact of adoption.


    ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG LIVED ASSETS

    On January 1, 2002, we adopted SFAS No. 144, "Accounting for the Impairment or Disposal of Long Lived Assets." Under SFAS No. 144, a single accounting method was established for long-lived assets to be disposed. SFAS No. 144 requires the Company to recognize an impairment loss only if the carrying amount of a long-lived asset is not recoverable from its undiscounted cash flows and the loss is the difference between the carrying amount and fair value. The adoption of this Statement did not have any impact on the financial position and results of operations of the Company.


    ACCOUNTING FOR EXTRAORDINARY ITEMS, INTANGIBLE ASSETS AND LEASES

    In April 2002, the Financial Accounting Standards Board issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." With the rescission of SFAS No. 4 and 64, only gains and losses from extinguishments of debt that meet the criteria of APB Opinion No. 30 would be classified as extraordinary items. This statement also rescinds SFAS No. 44, "Accounting for Intangible Assets of Motor Carriers." This statement amends SFAS No. 13, "Accounting for Leases," to eliminate the inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. SFAS No. 145 also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings or describe their applicability under changed conditions. SFAS No. 145 is effective for fiscal years beginning after May 15, 2002. The Company is currently reviewing the provisions of this Statement and will adopt it effective with the Company's 2003 fiscal year end.

                          METALDYNE CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


7. EARNINGS PER SHARE

    The following are reconciliations of the numerators and denominators used in the computations of basic and diluted earnings per common share:


                                                                               (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
                                                                      THREE MONTHS ENDED
                                                                            JUNE 30              SIX MONTHS ENDED JUNE 30
                                                                            -------              ------------------------
                                                                        2002           2001          2002            2001
                                                                        ----           ----          ----            ----
    Weighted average number of shares outstanding................      42,650         42,550         42,650         42,550
                                                                     ========        =======        =======       ========
    Income (loss) before extraordinary item......................     $23,180          $(710)       $29,040       $(13,280)
    Loss on early extinguishment of debt, net of income
     taxes.......................................................     (34,290)            --        (34,290)            --
                                                                     --------        -------        -------       --------
    Net loss.....................................................     (11,110)          (710)        (5,250)       (13,280)
    Less: Preferred stock dividends..............................       1,700          1,170          3,400          2,340
                                                                     --------        -------        -------       --------
    Loss used for basic and diluted earnings per share
     computation.................................................    $(12,810)       $(1,880)       $(8,650)      $(15,620)
                                                                     ========        =======        =======       ========
    Basic earnings (loss) per share:
     Before extraordinary loss less preferred stock..............       $0.50         $(0.04)         $0.60         $(0.37)
     Extraordinary loss..........................................        (.80)            --          (0.80)            --
                                                                     --------        -------        -------       --------
     Net loss attributable to common stock.......................      $(0.30)        $(0.04)        $(0.20)        $(0.37)
                                                                     ========        =======        =======       ========
    Total shares used for basic earnings per share
     computation.................................................      42,650         42,550         42,650         42,550
    Contingently issuable shares.................................       1,760             --          1,760             --
                                                                     --------        -------        -------       --------
    Total shares used for diluted earnings per share
     computation.................................................      44,410         42,550         44,410         42,550
                                                                     ========        =======        =======       ========
    Diluted earnings (loss) per share:
     Before extraordinary loss less preferred stock..............       $0.48        $(0.04)          $0.58         $(0.37)
     Extraordinary loss..........................................       (0.77)            --          (0.77)            --
                                                                     --------        -------        -------       --------
     Net loss attributable to common stock.......................      $(0.29)       $(0.04)         $(0.19)        $(0.37)
                                                                     ========        =======        =======       ========


    Diluted earnings per share reflect the potential dilution that would occur if securities or other contracts to issue common stock were exercised or converted into common stock. Excluded from the calculation of diluted earnings per share are 2,490,000 of stock options as they had no dilutive effect at June 30, 2002 and 2001.


8. IMPACT OF NEW TAX REGULATION

    During the quarter ended June 30, 2002, the Company completed its analysis of the impact related to the U.S. Department of Treasury's recently issued regulation replacing the loss disallowance rules applicable to the sale of stock of a subsidiary member of a consolidated tax group. These regulations permit us to utilize a previously disallowed tax capital loss that primarily resulted from the sale of a subsidiary in 2000. Accordingly, we recorded a tax benefit of $20 million in the three months ended June 30, 2002. We expect our effective tax rate for the remaining two quarters of fiscal 2002, to be approximately 39% of earnings before income taxes and extraordinary losses.

                              METALDYNE CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

9. INVENTORIES

Inventories by component are as follows:


                                                                 (In Thousands)
                                                  JUNE 30, 2002              DECEMBER 31, 2001
                                                  -------------              -----------------
     Finished goods.........................          $21,030                      $ 81,540
     Work in process........................           30,050                        41,060
     Raw materials..........................           22,970                        40,060
                                                      -------                      --------
                                                      $74,050                      $162,660
                                                      =======                      ========


10. PROPERTY AND EQUIPMENT, NET

     Property and equipment, net reflects accumulated depreciation of $106 million and $90 million as of June 30, 2002 and December 31, 2001, respectively.

     In December 2001 and January 2002, the Company entered into sale-leaseback transactions with respect to equipment and approximately 20 parcels of real property with total net proceeds of approximately $56 million. Proceeds of approximately $23 million and $33 million were received in December 2001 and January 2002, respectively.

11. COMPREHENSIVE INCOME

The Company's total comprehensive income for the period was as follows:

                                                                                 (In Thousands)
                                                                 THREE MONTHS                         SIX MONTHS
                                                                 ENDED JUNE 30                      ENDED JUNE 30
                                                                 -------------                      -------------
                                                               2002            2001             2002               2001
                                                               ----            ----             ----               ----
    Income (loss) before extraordinary item............        $23,180        $(710)          $29,040            $(13,280)
    Loss on early extinguishment of debt,
      net of income taxes..............................        (34,290)          --           (34,290)                 --
                                                               -------       ------           -------            --------
    Net loss...........................................        (11,110)        (710)           (5,250)            (13,280)
    Other comprehensive income (loss):
      Impact of TriMas disposition on
        foreign currency translation...................         (1,910)          --            (1,910)                 --
      Foreign currency translation
        adjustment.....................................         47,630        7,290            39,660              (6,190)
      Interest rate agreements.........................          5,200       (1,000)            6,850              (1,000)
                                                               -------       ------           -------            --------
    Total other comprehensive income
      (loss)...........................................         50,920        6,290            44,600              (7,190)
                                                               -------       ------           -------            --------
    Total comprehensive income (loss)..................        $39,810       $5,580           $39,350            $(20,470)
                                                               =======       ======           =======            ========


12. COMMITMENTS AND CONTINGENCIES

     The commitments and contingencies disclosed in our 2001 Form 10K relate to potential obligations of our former TriMas subsidiary. As a result of the June 2002 disposition of this business, these potential obligations are the responsibility of TriMas and are no longer commitments and contingencies of Metaldyne.

     The Company is subject to claims and litigation in the ordinary course of our business, but does not believe that any such claim or litigation will have a material adverse effect on our financial position or results of operation.

                              METALDYNE CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


13. ACQUISITION RELATED INTEGRATION ACTIONS

     In 2001, the Company began to implement plans to integrate the three acquired legacy companies into the Company's new vision, align the business units under our new operating structure and leadership team, and reformulate our cost structure to be more competitive in the marketplace. To facilitate these initiatives, we terminated hundreds of employees and closed unprofitable businesses and plants. The majority of these actions were completed in 2001, but some are ongoing as of June 30, 2002. At June 30, 2002, in addition to the amounts shown in the table below, the Company had an approximate $10 million accrual related to severance agreements with former Company management. The amounts reflected represent total estimated cash payments. The following table summarizes the recent activity for the purchase accounting adjustments established relating to the three acquisitions.

     As discussed in Note 2, the Company completed a divestiture of its former TriMas subsidiary on June 6, 2002.


                                                              (IN THOUSANDS)
                                                                  UTILIZED
                                                             ---------------------
                                            ACCRUAL AT                                     OBLIGATIONS         ACCRUAL AT
                                             12/31/01         CASH        NON-CASH      ASSUMED BY TRIMAS        6/30/02
                                             --------         ----        --------      -----------------        -------
    Severance...........................      $22,910        $(1,350)        --             $(13,310)           $8,250
    Other closure costs.................        6,850            (70)        --               (3,390)            3,390
                                              -------        -------         --             --------           -------
    Total...............................      $29,760        $(1,420)        --             $(16,700)          $11,640
                                              =======        ========        ==             ========           =======


14. SEGMENT INFORMATION

     The Company has defined a segment as a component, with business activity resulting in revenue and expense that has separate financial information evaluated regularly by the Company's chief operating decision maker in determining resource allocation and assessing performance. The Company operates in three segments: Chassis, Driveline and Engine.

     The Company has established Earnings Before Interest Taxes Depreciation and Amortization ("EBITDA") as an indicator of our operating performance and as a measure of our cash generating capabilities. The Company defines EBITDA as operating profit plus depreciation and amortization plus legacy stock award expense (contractual obligation from November 2000 acquisition, which will runoff completely by 2003).

     In the second quarter of 2002, the Company modified its organizational structure. As a result, the Company is now comprised of three reportable segments: Chassis, Driveline and Engine. Accordingly, the Company has restated sales for all prior periods to reflect this change. However, EBITDA cannot be meaningfully restated to reflect the new segment structure, and is therefore presented in total for the entire Company for periods prior to 2002. EBITDA is presented using the Company's modified segment structure beginning in 2002.

     As discussed in Note 2, the Company completed a divestiture of a portion of its TriMas Group on June 6, 2002. The TriMas Group is presented at the group level, rather than by segment, for all periods presented.

     CHASSIS -- Manufactures components, modules and systems used in a variety of engineered chassis applications, including fittings, wheel-ends, axle shafts, knuckles and mini-corner assemblies. This segment utilizes a variety of processes including hot, warm and cold forging, powder metal forging and machinery and assembly.

     DRIVELINE -- Manufactures components, modules and systems, including precision shafts, hydraulic controls, hot and cold forgings and integrated program management used in a broad range of transmission applications. These applications include transmission and transfer case shafts, transmission valve bodies, cold extrusion and Hatebur hot forgings.

                              METALDYNE CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

    ENGINE -- Manufactures a broad range of engine components, modules and systems, including sintered metal, powder metal, forged and tubular fabricated products used for a variety of applications. These applications include balance shaft modules and front cover assemblies.

    Segment activity for the three months ended June 30, 2002 and 2001 is as follows:


                                                                                     (in Thousands)
                                                             THREE MONTHS ENDED JUNE 30        SIX MONTHS ENDED JUNE 30
                                                             --------------------------        ------------------------
                          SALES                                  2002            2001             2002           2001
                          -----                                  ----            ----             ----           ----
Automotive Group
  Chassis.................................................      $47,510         $42,180           $89,090       $81,800
  Driveline...............................................      217,940         214,570           421,270       417,620
  Engine..................................................      127,370         120,980           251,390       235,480
                                                               --------        --------        ----------    ----------
    Automotive Group......................................      392,820         377,730           761,750       734,900
TriMas Group..............................................      137,640         195,050           328,580       394,010
                                                               --------        --------        ----------    ----------
    Total Sales...........................................     $530,460        $572,780        $1,090,330    $1,128,910
                                                               ========        ========        ==========    ==========
                          EBITDA
Automotive Group
  Chassis.................................................       $5,630                            $9,710
  Driveline...............................................       28,450                            51,650
  Engine..................................................       18,730                            36,270
                                                               --------                        ----------
    Automotive Group......................................       52,810         $56,420            97,630       $97,520
TriMas Group..............................................       26,240          35,530            62,420        71,970
                                                               --------        --------        ----------    ----------
Corporate/unallocated/centralized resources...............       (4,110)         (2,050)           (8,990)       (6,140)
                                                               --------        --------        ----------    ----------
Total EBITDA..............................................       74,940          89,900           151,060       163,350
Depreciation & amortization...............................      (27,860)        (38,930)          (58,930)      (77,330)
Legacy stock award expense................................       (1,080)         (1,760)           (3,160)       (3,530)
                                                               --------        --------        ----------    ----------
Operating profit..........................................      $46,000         $49,210           $88,970       $82,490
                                                               ========        ========        ==========    ==========

15. SUBSEQUENT EVENTS

          Goodwill impairment: As discussed in Note 6 and as part of its implementation of the new accounting standard for goodwill (SFAS 142), the Company is finalizing its step 2 analysis needed to measure the amount of goodwill impairment. The preliminary step 2 analysis indicates a goodwill impairment of up to $40 million. In accordance with SFAS 142 this adjustment, which is expected to be finalized during the third quarter, will be recorded as a cumulative effect of a change in accounting principle as of January 1, 2002.

          Intent to form Joint Venture: On July 18, 2002, the Company and DaimlerChrysler Corporation announced their intention to form a joint venture to operate the New Castle Machining Forge facility presently owned by DaimlerChrysler in New Castle, Indiana. It is presently contemplated that formation of the joint venture would involve an initial cash investment by the Company of approximately $20-30 million for a minority investment and a contribution of assets by DaimlerChrysler.

          The DaimlerChrysler New Castle Machining Forge operation manufactures suspension components, as well as engine and transmission components for Chrysler, Jeep and Dodge vehicles, and employs approximately 1,350 salaried and hourly workers.

          Tender Offer for Debentures: On August 21, 2002, the Company completed an offer to purchase up to, and subsequently accepted for purchase, $78.2 million aggregate principal amount of our outstanding 4 1/2% convertible subordinated debentures due 2003. After giving effect to the purchase, there is $100.0 million aggregate principal amount of debentures outstanding. We utilized cash specifically retained from the June 6, 2002 divestiture of our former TriMas subsidiary to fund the debenture purchase. In addition, the Company paid approximately $1.1 million in accrued interest, fees and expenses in connection with the tender offer. We recognized approximately an $8 million extraordinary loss on the extinguishment of this debt. As a result of the November 2000 acquisition, the convertible subordinated debentures are no longer convertible into our common stock.

          Issuance of Senior Subordinated Notes: On June 20, 2002, the Company (the "Parent") issued $250 million of 11% Senior Subordinated Notes due 2012 (the "11% Notes). Certain of the Company's domestic wholly owned subsidiaries, as defined in the related bond indenture, (the "Guarantors") irrevocably and unconditionally fully guarantee the 11% Notes. Set forth below, the condensed consolidating financial information presents the financial position, results of operations and cash flows of the guarantors.

                              METALDYNE CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     The following condensed consolidating financial information presents:

     (1) Condensed consolidating financial statements as of June 30, 2002 and December 31, 2001, and for the three and six months ended June 30, 2002 and 2001 of (a) Metaldyne Corporation, the parent and issuer, (b) the guarantor subsidiaries, (c) the non-guarantor subsidiaries and
          (d) the Company on a consolidated basis, and

     (2) Elimination entries necessary to consolidate Metaldyne Corporation, the parent, with guarantor and non-guarantor subsidiaries.

     The condensed consolidating financial statements are presented on the equity method. Under this method, the investments in subsidiaries are recorded at cost and adjusted for the Company's share of the subsidiaries' cumulative results of operations, capital contributions, distributions and other equity changes. The principal elimination entries eliminate investments in subsidiaries and intercompany balances and transactions.


METALDYNE CORPORATION
GUARANTOR/NON-GUARANTOR
CONDENSED CONSOLIDATING BALANCE SHEETS
JUNE 30, 2002
$ IN THOUSANDS

                                                         PARENT       GUARANTOR      NON-GUARANTOR   ELIMINATIONS   CONSOLIDATED
                                                        --------     -----------    ---------------  ------------  --------------
 ASSETS
 Current assets:
 Cash and cash investments                              $     --     $   10,510           $    250    $        --    $   10,760
 Receivables, net                                             --        166,020             66,050             --       232,070
 Inventories                                                  --         52,820             21,230             --        74,050
 Deferred and refundable income taxes                         --          3,090                970             --         4,060
 Prepaid expenses and other current assets                    --         49,500              6,750             --        56,250
                                                        --------     ----------           --------    -----------    ----------
 Total current assets                                         --        281,940             95,250             --       377,190
 Restricted cash                                              --         77,000                 --             --        77,000
 Equity and other investments in affiliates                   --             --            186,160             --       186,160
 Property and equipment, net                                  --        480,890            181,990             --       662,880
 Excess of cost over net assets of acquired companies         --        410,970            111,300             --       522,270
 Investment in subsidiaries                              944,220        242,830                --      (1,187,050)           --
 Deferred financing costs and other assets                    --        284,800             13,330             --       298,130
                                                        --------     ----------           --------    -----------    ----------
Total assets                                            $944,220     $1,778,430           $588,030    $(1,187,050)   $2,123,630
                                                        ========     ==========           ========    ===========    ==========
 LIABILITIES AND SHAREHOLDERS' EQUITY
 Current liabilities:
 Accounts payable                                       $     --     $  119,860           $ 47,240    $        --    $  167,100
 Accrued liabilities                                          --         61,440             20,920             --        82,360
 Current maturities, long-term debt                           --          2,300              2,050             --         4,350
                                                        --------     ----------           --------    -----------    ----------
 Total current liabilities                                    --        183,600             70,210             --       253,810
 Other long-term debt                                         --        406,600             11,540             --       418,140
 Subordinated debentures                                 250,000        157,910                 --             --       407,910
 Deferred income taxes                                        --        140,020             28,490             --       168,510
 Other long-term liabilities                                  --        102,090             15,110             --       117,200
 Intercompany accounts, net                              (63,840)        30,140             33,700             --            --
                                                        --------     ----------           --------    -----------    ----------
 Total liabilities                                      $186,160     $1,020,360           $159,050    $        --    $1,365,570
                                                        --------     ----------           --------    -----------    ----------
 Redeemable preferred stock                               58,670             --                 --             --        58,670
 Redeemable restricted common stock                       32,640             --                 --             --        32,640
 Less:  Restricted stock awards                           (4,690)            --                 --             --        (4,690)
                                                        --------     ----------           --------    -----------    ----------
 Total redeemable stock                                   86,620             --                 --             --        86,620
                                                        --------     ----------           --------    -----------    ----------
 Shareholders' equity:
 Preferred stock                                              --             --                 --             --            --
 Common stock                                             42,650             --                 --             --        42,650
 Paid-in capital                                         681,050             --                 --             --       681,050
 Accumulated deficit                                     (85,090)            --                 --             --       (85,090)
 Accumulated other comprehensive income (loss)            32,830             --                 --             --        32,830
 Less:  Restricted stock awards                               --             --                 --             --            --
 Investment by Parent/Guarantor                               --        758,070            428,980     (1,187,050)           --
                                                        --------     ----------           --------    -----------    ----------
 Total shareholders' equity                             $671,440     $  758,070           $428,980    $(1,187,050)   $  671,440
                                                        --------     ----------           --------    -----------    ----------
 Total liabilities, redeemable stock and shareholders'
 equity                                                 $944,220     $1,778,430           $588,030    $(1,187,050)   $2,123,630
                                                        ========     ==========           ========    ===========    ==========

METALDYNE CORPORATION
GUARANTOR/NON-GUARANTOR
CONDENSED CONSOLIDATING BALANCE SHEETS
DECEMBER 31, 2001
$ IN THOUSANDS

                                                                                      NON-
                                                           PARENT      GUARANTOR    GUARANTOR      ELIMINATIONS    CONSOLIDATED
                                                          --------     ---------    ---------      ------------    -----------
 ASSETS
 Current assets:
 Cash and cash investments                             $         -   $  (12,930)   $   12,930     $         -      $        -
 Receivables, net                                                -        7,320        96,840               -         104,160
 Inventories                                                     -       44,850       117,810               -         162,660
 Deferred and refundable income taxes                            -       12,500         1,130               -          13,630
 Prepaid expenses and other current assets                       -       18,850        10,480               -          29,330
                                                       -----------   ----------    ----------      ----------      ----------
 Total current assets                                            -       70,590       239,190               -         309,780
 Equity and other investments in affiliates                      -            -        17,130               -          17,130
 Property and equipment, net                                     -      494,530       426,910               -         921,440
 Excess of cost over net assets of acquired companies            -      503,970       534,840               -       1,038,810
 Investment in subsidiaries                                712,350      423,060             -      (1,135,410)              -
 Deferred financing costs and other assets                       -      330,840       335,690               -         666,530
                                                       -----------   ----------    ----------      ----------      ----------
 Total assets                                          $   712,350   $1,822,990    $1,553,760     $(1,135,410)     $2,953,690
                                                       ===========   ==========    ==========      ==========      ==========

 LIABILITIES AND SHAREHOLDERS' EQUITY
 Current liabilities:
 Accounts payable                                      $         -   $   91,750    $   77,410     $         -      $  169,160
 Accrued liabilities                                             -      132,240        56,600               -         188,840
 Current maturities, long-term debt                              -        9,340        33,360               -          42,700
                                                       -----------   ----------    ----------      ----------      ----------
 Total current liabilities                                       -      233,330       167,370               -         400,700
 Other long-term debt                                            -      672,770       423,290               -       1,096,060
 Subordinated debentures                                         -      262,860             -               -         262,860
 Deferred income taxes                                           -      148,270       189,490               -         337,760
 Other long-term liabilities                                     -      128,360        18,060               -         146,420
 Intercompany accounts, net                                  2,460     (317,810)      315,350               -               -
                                                       -----------   ----------    ----------      ----------      ----------
 Total liabilities                                     $     2,460   $1,127,780    $1,113,560      $        -      $2,243,800
                                                       -----------   ----------    ----------      ----------      ----------
 Redeemable preferred stock                                 55,160            -             -               -          55,160
 Redeemable restricted common stock                         32,760            -             -               -          32,760
 Less:  Restricted stock awards                            (12,060)           -             -               -         (12,060)
                                                       -----------   ----------    ----------    ------------      ----------
 Total redeemable stock                                     75,860            -             -               -          75,860
                                                       -----------   ----------    ----------    ------------      ----------
 Shareholders' equity:
 Preferred stock                                                 -            -             -               -               -
 Common stock                                               42,570            -             -               -          42,570
 Paid-in capital                                           679,670            -             -               -         679,670
 Accumulated deficit                                       (76,440)           -             -               -         (76,440)
 Accumulated other comprehensive income (loss)             (11,770)           -             -               -         (11,770)
 Less:  Restricted stock awards                                  -            -             -               -               -
 Investment by Parent/Guarantor                                  -      695,210       440,200      (1,135,410)              -
                                                       -----------   ----------    ----------    ------------      ----------
 Total shareholders' equity                            $   634,030   $  695,210    $  440,200    $ (1,135,410)     $  634,030
                                                       -----------   ----------    ----------    ------------      ----------
 Total liabilities, redeemable stock and shareholders'
 equity                                                $   712,350   $1,822,990    $1,553,760    $ (1,135,410)     $2,953,690
                                                       ===========   ==========    ==========    ============      ==========


METALDYNE CORPORATION
GUARANTOR/NON-GUARANTOR
CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
THREE MONTHS ENDED JUNE 30, 2002
$ IN THOUSANDS


                                                                                          NON-
                                                            PARENT      GUARANTOR      GUARANTOR   ELIMINATIONS   CONSOLIDATED
                                                            ------      ---------      ---------   ------------   ------------
 Net sales                                                $      -     $ 318,490       $212,180      $   (210)       $530,460

 Cost of sales                                                   -      (266,770)      (157,550)          210        (424,110)
                                                          --------     ---------       --------      --------        --------
 Gross profit                                                    -        51,720         54,630             -         106,350

 Selling, general and administrative expenses                    -       (34,650)       (24,620)            -         (59,270)

 Legacy restricted stock award expense                           -        (1,080)             -             -          (1,080)
                                                          --------     ---------       --------      --------        --------
 Operating profit                                                -        15,990         30,010             -          46,000
                                                          --------     ---------       --------      --------        --------
 Other income (expense), net:

 Interest expense                                                -       (28,220)          (280)            -         (28,500)
 Loss on interest rate arrangements upon early
 retirement of term loans                                        -        (7,550)             -             -          (7,550)

 Equity and other income from affiliates                         -             -          2,780             -           2,780

 Intercompany income (expense), net                              -          (280)           280             -               -

 Other, net                                                      -        (4,930)        (2,340)            -          (7,270)
                                                          --------     ---------       --------      --------        --------
 Other income (expense), net                                     -       (40,980)           440             -         (40,540)
                                                          --------     ---------       --------      --------        --------
 Income (loss) before income taxes and extraordinary
 charge                                                          -       (24,990)        30,450             -           5,460

 Income (taxes) credit                                           -        29,370        (11,650)            -          17,720
                                                          --------     ---------       --------      --------        --------
 Net income (loss) before extraordinary charge                   -         4,380         18,800             -          23,180
 Extraordinary loss on repurchase of debentures and
 early retirement of term loans, net of tax of $21,920           -       (34,290)             -             -         (34,290)

 Equity in net income of subsidiaries                      (11,110)       16,050              -        (4,940)              -
                                                          --------     ---------       --------      --------        --------

 Net income (loss)                                        $(11,110)    $ (13,860)      $ 18,800      $ (4,940)       $(11,110)

 Preferred stock dividends                                  (1,700)            -              -             -          (1,700)
                                                          --------     ---------       --------      --------        --------
 Earnings (loss) attributable to common stock             $(12,810)    $ (13,860)      $ 18,800      $ (4,940)       $(12,810)
                                                          ========     =========       ========      ========        ========

METALDYNE CORPORATION
GUARANTOR/NON-GUARANTOR
CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
THREE MONTHS ENDED JUNE 30, 2001
$ IN THOUSANDS


                                                                                           NON-
                                                              PARENT     GUARANTOR      GUARANTOR     ELIMINATIONS  CONSOLIDATED
                                                              ------     ---------      ---------     ------------  ------------
 Net sales                                                  $      -      $309,560       $263,620      $   (400)    $ 572,780

 Cost of sales                                                     -      (267,200)      (187,430)          400      (454,230)
                                                            --------      --------       --------      --------     ---------

 Gross profit                                                      -        42,360         76,190             -       118,550

 Selling, general and administrative expenses                      -       (27,420)       (40,160)            -       (67,580)

 Legacy restricted stock award expense                             -        (1,760)             -             -        (1,760)
                                                            --------      --------       --------      --------     ---------
 Operating profit                                                  -        13,180         36,030             -        49,210
                                                            --------      --------       --------      --------     ---------
 Other income (expense), net:

 Interest expense                                                  -       (39,380)         1,810             -       (37,570)

 Equity and other income (loss) from affiliates                    -             -           (440)            -          (440)

 Intercompany income (expense), net                                -         4,010         (4,010)            -             -

 Other, net                                                        -        (9,330)           210             -        (9,120)
                                                            --------      --------       --------      --------     ---------

 Other income (expense), net                                       -       (44,700)        (2,430)            -       (47,130)
                                                            --------      --------       --------      --------     ---------

 Income (loss) before income taxes                                 -       (31,520)        33,600             -         2,080

 Income (taxes) credit                                             -        11,640        (14,430)            -        (2,790)

 Equity in net income of subsidiaries                           (710)       19,630              -       (18,920)            -
                                                            --------      --------       --------      --------     ---------

 Net income (loss)                                          $   (710)     $   (250)      $ 19,170      $(18,920)    $    (710)

 Preferred stock dividends                                    (1,170)            -              -             -        (1,170)
                                                            --------      --------       --------      --------     ---------
 Earnings (loss) attributable to common stock               $ (1,880)     $   (250)      $ 19,170      $(18,920)    $  (1,880)
                                                            ========      ========       ========      ========     =========


METALDYNE CORPORATION
GUARANTOR/NON-GUARANTOR
CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 2002
$ IN THOUSANDS

                                                                                             NON-
                                                                PARENT      GUARANTOR     GUARANTOR   ELIMINATIONS    CONSOLIDATED
                                                                ------      ---------     ---------   ------------    ------------
 Net sales                                                     $      -     $ 620,760     $ 469,950     $   (380)      $1,090,330

 Cost of sales                                                        -      (530,170)     (342,740)         380         (872,530)
                                                               --------     ---------     ---------     --------       ----------
 Gross profit                                                         -        90,590       127,210            -          217,800

 Selling, general and administrative expenses                         -       (61,420)      (64,250)           -         (125,670)

 Legacy restricted stock award expense                                -        (3,160)            -            -           (3,160)
                                                               --------     ---------     ---------     --------       ----------
 Operating profit                                                     -        26,010        62,960            -           88,970
                                                               --------     ---------     ---------     --------       ----------
 Other income (expense),net:

 Interest expense                                                             (55,960)         (660)                      (56,620)
 Loss on interest rate arrangements upon early retirement of                                                   -
 term loans                                                           -        (7,550)            -            -           (7,550)

 Equity and other income (loss) from affiliates                       -             -         2,330            -            2,330

 Intercompany income (expense), net                                   -           (50)           50            -                -

 Other, net                                                           -       (11,270)       (1,030)           -          (12,300)
                                                               --------     ---------     ---------     --------       ----------
 Other income (expense), net                                          -       (74,830)          690            -          (74,140)
                                                               --------     ---------     ---------     --------       ----------

 Income (loss) before income taxes and extraordinary charge           -       (48,820)       63,650            -           14,830

 Income (taxes) credit                                                -        38,720       (24,510)           -           14,210
                                                               --------     ---------     ---------     --------       ----------
 Net income (loss) before extraordinary charge                        -       (10,100)       39,140            -           29,040
 Extraordinary loss on repurchase of debentures and early
 retirement of term loans, net of tax of $21,920                      -       (34,290)            -            -          (34,290)

 Equity in net income of subsidiaries                            (5,250)       36,820             -      (31,570)               -
                                                               --------     ---------     ---------     --------       ----------

 Net income (loss)                                             $ (5,250)    $  (7,570)    $  39,140     $(31,570)      $   (5,250)

 Preferred stock dividends                                       (3,400)            -             -            -           (3,400)
                                                               --------     ---------     ---------     --------       ----------
 Earnings (loss) attributable to common stock                  $ (8,650)    $  (7,570)    $  39,140     $(31,570)      $   (8,650)
                                                               ========     =========     =========     ========       ==========


METALDYNE CORPORATION
GUARANTOR/NON-GUARANTOR
CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 2001
$ IN THOUSANDS


                                                                                           NON-
                                                              PARENT      GUARANTOR      GUARANTOR  ELIMINATIONS  CONSOLIDATED
                                                              ------      ---------      ---------  ------------  ------------
 Net sales                                                   $      -     $ 598,560      $ 531,220    $   (870)    $1,128,910

 Cost of sales                                                      -      (521,660)      (383,230)        870       (904,020)
                                                             --------     ---------      ---------    --------     ----------
 Gross profit                                                       -        76,900        147,990           -        224,890

 Selling, general and administrative expenses                       -       (57,340)       (81,530)          -       (138,870)

 Legacy restricted stock award expense                              -        (3,530)             -           -         (3,530)
                                                             --------     ---------      ---------    --------     ----------
 Operating profit                                                   -        16,030         66,460           -         82,490
                                                             --------     ---------      ---------    --------     ----------
 Other income (expense), net:

 Interest expense                                                   -       (78,880)        (1,260)          -        (80,140)

 Equity and other income (loss) from affiliates                     -             -         (1,020)          -         (1,020)

 Intercompany income (expense), net                                 -         7,250         (7,250)          -              -

 Other, net                                                         -       (14,440)          (790)          -        (15,230)
                                                             --------     ---------      ---------    --------     ----------
 Other income (expense), net                                        -       (86,070)       (10,320)          -        (96,390)
                                                             --------     ---------      ---------    --------     ----------
 Income (loss) before income taxes                                  -       (70,040)        56,140           -        (13,900)

 Income (taxes) credit                                              -        25,850        (25,230)          -            620

 Equity in net income of subsidiaries                         (13,280)       31,940              -     (18,660)             -
                                                             --------     ---------      ---------    --------     ----------

 Net income (loss)                                           $(13,280)    $ (12,250)     $  30,910    $(18,660)    $  (13,280)

 Preferred stock dividends                                     (2,340)            -              -           -         (2,340)
                                                             --------     ---------      ---------    --------     ----------
 Earnings (loss) attributable to common stock                $(15,620)    $ (12,250)     $  30,910    $(18,660)    $  (15,620)
                                                             ========     =========      =========    ========     ==========

METALDYNE CORPORATION
GUARANTOR/NON-GUARANTOR
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
SIX MONTHS ENDED JUNE 30, 2002
$ IN THOUSANDS


                                                                                          NON-
                                                             PARENT       GUARANTOR     GUARANTOR  ELIMINATIONS    CONSOLIDATED
                                                             ------      -----------    ---------  ------------    ------------
 Cash flows from operating activities:

 Net cash provided by (used for) operating activities      $(183,710)    $  179,730     $(113,780)    $      -      $(117,750)
                                                           ---------     ----------     ---------     --------      ---------
 Cash flows from investing activities:

 Capital expenditures                                              -        (34,640)      (22,570)           -        (57,210)

 Disposition of business                                           -              -       840,000            -        840,000

 Proceeds from sale/leaseback of fixed assets                      -         33,370             -            -         33,370

 Other, net                                                        -         (2,010)        1,510            -           (500)
                                                             -------     ----------     ---------      -------      ---------
 Net cash provided by (used for) investing activities              -         (3,280)      818,940            -        815,660
                                                             -------     ----------     ---------      -------      ---------
 Cash flows from financing activities:

 Proceeds from borrowings                                    250,000        675,400             -            -        925,400

 Principal payments on borrowings                                  -     (1,078,590)     (441,360)           -     (1,519,950)

 Restricted cash related to subordinated notes                     -        (77,000)            -            -        (77,000)

 Capitalization of debt financing fees                             -        (11,590)            -            -        (11,590)

 Proceeds from issuance of common stocks                           -          1,270             -            -          1,270

 Penalties on early extinguishment of debt                         -         (6,480)            -            -         (6,480)

 Change in intercompany accounts                             (66,290)       347,950       281,650            -              -

 Other, net                                                        -         (3,980)        5,180            -          1,200
                                                             -------     ----------     ---------      -------      ---------
 Net cash provided by (used for) financing activities        183,710        153,020      (717,830)           -       (687,150)
                                                             -------     ----------     ---------      -------      ---------
 Net increase (decrease) in cash                                   -         23,440       (12,680)           -         10,760

 Cash and cash equivalents, beginning of period                    -        (12,930)       12,930            -              -
                                                             -------     ----------     ---------      -------      ---------
 Cash and cash equivalents, end of period                    $     -     $   10,510     $     250      $     -      $  10,760
                                                             =======     ==========     =========      =======      =========

METALDYNE CORPORATION
GUARANTOR/NON-GUARANTOR
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
SIX MONTHS ENDED JUNE 30, 2001
$ IN THOUSANDS


                                                                                          NON-
                                                             PARENT      GUARANTOR      GUARANTOR   ELIMINATIONS   CONSOLIDATED
                                                             ------      ---------      ---------   ------------   ------------
 Cash flows from operating activities:

 Net cash provided by (used for) operating activities       $  2,630     $ 189,910      $ (78,890)    $      -       $113,650
                                                            --------     ---------      ---------     --------       --------

 Cash flows from investing activities:

 Captial expenditures                                              -       (24,690)       (40,100)           -        (64,790)

 Acquisitions, net of cash acquired                                -       (83,320)             -            -        (83,320)

 Proceeds from sale/leaseback of fixed assets                      -        35,840            600            -         36,440

 Other, net                                                        -       (19,530)        15,950            -         (3,580)
                                                            --------     ---------      ---------     --------       --------
 Net cash used for investing activities                            -       (91,700)       (23,550)           -       (115,250)
                                                            --------     ---------      ---------     --------       --------
 Cash flows from financing activities:

 Proceeds from borrowings                                          -        69,490              -            -         69,490

 Principal payments on borrowings                                  -       (64,030)       (12,750)           -        (76,780)

 Change in intercompany accounts                              (1,020)     (109,790)       110,810            -              -

 Other, net                                                   (1,610)         (400)             -            -         (2,010)
                                                            --------     ---------      ---------     --------       --------

 Net cash provided by (used for) financing activities         (2,630)     (104,730)        98,060            -         (9,300)
                                                            --------     ---------      ---------     --------       --------
 Net increase (decrease) in cash                                   -        (6,520)        (4,380)           -        (10,900)

 Cash and cash equivalents, beginning of period                    -        (1,210)        27,530            -         26,320
                                                            --------     ---------      ---------     --------       --------
 Cash and cash equivalents, end of period                   $      -     $  (7,730)     $  23,150     $      -       $ 15,420
                                                            ========     =========      =========     =======        ========